LEGG MASON AGGRESSIVE GROWTH FUND, INC.

Sub-Item 77C

Registrant incorporates by reference
Registrant's Supplement to the Prospectuses and the Statements of Additional Information dated December 1, 2005 and filed on December 2, 2005.
(Accession No. 0001193125-05-235718)